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                                                                  EXHIBIT 10.10A


                                   NewMil Bank
               Amended And Restated Salary Continuation Agreement

     THIS SALARY CONTINUATION AGREEMENT is entered into as of this day        of
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January, 2002, by and between NewMil Bank, a Connecticut-chartered, FDIC-insured savings bank with its main office in New Milford, Connecticut (the "Bank"), and Francis J. Wiatr, President and Chief Executive Officer of NewMil Bancorp, Inc. and the Bank (the "Executive").

     WHEREAS, the Executive has contributed substantially to the success of the Bank and its parent corporation, NewMil Bancorp, Inc., and the Bank desires that the Executive continue in its employ,

     WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets,

     WHEREAS, the Executive and the Bank are parties to a Supplemental Retirement Plan Agreement dated December 31, 1996,

     WHEREAS, the parties to this Agreement intend that this Agreement supersede and replace in its entirety the December 31, 1996 Supplemental Retirement Plan Agreement, which shall become void and of no further force or effect on the date that this Agreement becomes effective, and

     WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in '18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. '1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned.

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following terms shall have the meanings specified:

     1.1 "Accrual Balance" means the amount reflected in Schedule A, which is the amount required to be accrued by the Bank as required under generally accepted accounting principles to account for benefits that may become payable to the Executive under this Agreement.

     1.2 "Change in Control" means if any one of the following events occurs:

          (a) Merger: NewMil Bancorp, Inc. merges into or consolidates with another corporation, or merges another corporation into NewMil Bancorp, Inc., and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of NewMil Bancorp, Inc. immediately before the merger or consolidation,

          (b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of NewMil Bancorp, Inc.'s voting securities, but this clause (b) shall not apply to beneficial ownership of NewMil Bancorp, Inc. voting shares held in a fiduciary capacity by an entity of which NewMil Bancorp, Inc. directly or indirectly beneficially owns 50% or more of its outstanding voting securities,

          (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute NewMil Bancorp, Inc.'s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of NewMil Bancorp, Inc.'s Board of Directors; provided, however,

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     that C for purposes of this clause (c) C each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (b) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

          (d) Sale of Assets: NewMil Bancorp, Inc. sells to a third party all or substantially all of NewMil Bancorp, Inc.'s assets. For purposes of this Agreement, sale of substantially all of NewMil Bancorp, Inc.'s assets includes sale of the shares or assets of NewMil Bank.

     1.3 "Disability" means the Executive suffers a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

     1.4 "Early Retirement Age" [Intentionally Left Blank]

     1.5 "Early Termination" means the Executive's Termination of Employment with the Bank before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change in Control.

     1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

     1.7 "Effective Date" means as of January 1, 2002.

     1.8 "Normal Retirement Age" means the Executive's 65th birthday.

     1.9 "Normal Retirement Date means the later of the Normal Retirement Age or the Executive's Termination of Employment with the Bank.

     1.10 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

     1.11 "Plan Year" means a twelve-month period commencing on January 1, and ending on the last day of December of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

     1.12 "Termination for Cause" means the definition of termination for cause specified in any employment agreement existing on the date hereof or hereafter entered into between the Executive and NewMil Bancorp, Inc. If the Executive is not a party to an employment agreement containing a definition of termination for cause, Termination for Cause means the Bank has terminated the Executive's employment for any of the following reasons:

          (1)  Gross negligence or gross neglect of duties;

          (2) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

          (3) Fraud, disloyalty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank. No act, or failure to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

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     1.13 "Termination of Employment" with the Bank means that the Executive shall have ceased to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

                                    Article 2
                                Lifetime Benefits

     2.1 Normal Retirement Benefit. Upon the Executive's Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

     2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $158,000. The Bank's Board of Directors may, in its sole discretion, increase the annual benefit under this Section 2.1.1, but any increase shall require recalculation of Schedule A. The benefits reflected in Schedule A are based on the assumption that the Executive retires at age 65. If the Executive instead continues to serve as an officer of the Bank after the Normal Retirement Age, the benefits reflected in Schedule A shall be recalculated annually until the Executive's Normal Retirement Date, using the same discount rate reflected in Schedule A.

     2.1.2 Payment of Benefit. Beginning with the month after the Executive's Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

     2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

     2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately before the Early Termination Date. The Bank's Board of Directors may, in its sole discretion, increase the annual benefit under this Section 2.2.1, but any increase shall require recalculation of Schedule A.

     2.2.2 Payment of Benefit. Beginning with the month after the Normal Retirement Age, the Bank shall pay the Early Termination Annual Benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

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     2.3 Disability Benefit. If the Executive terminates employment because of
Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

     2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which termination of the Executive's employment occurs. The Bank's Board of Directors may, in its sole discretion, increase the annual benefit under this Section 2.3.1, but any increase shall require recalculation of Schedule A.

     2.3.2 Payment of Benefit. Beginning with the month after the Normal Retirement Age, the Bank shall pay the Disability Annual Benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

     2.4 Change-in-Control Benefit. If a Change in Control occurs during the term of this Agreement, the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement.

     2.4.1 Amount of Benefit. For a Change in Control occurring from the Effective Date of this Agreement through April 30, 2006, the Change-in-Control Benefit is determined by taking the Executive's Normal Retirement Age Accrual Balance ($1,429,211) and discounting that sum back to the Executive's current age as if the Executive had an additional 108 months of service and 108 additional months of age on the date of the Change in Control at a 4% discount rate. For example, assume that a Change in Control occurs on January 30, 2003. The Executive's Change-in-Control Benefit would be determined by taking the $1,429,211 Accrual Balance that would exist at the Executive's Normal Retirement Age and discounting that figure as if the Executive had 39 months left to retirement at a 4% discount rate, which produces a Change-in-Control Benefit of $1,255,255 payable no later than February 2, 2003. For a Change in Control occurring from May 1, 2006 through the Executive's Normal Retirement Age, the Change-in-Control Benefit is $1,429,211.

     2.4.2 Payment of Benefit: The Bank shall pay the Change-in-Control benefit under Section 2.4 of this Agreement to the Executive in one lump sum within three days after the Executive's Termination of Employment.

     2.5 Petition for Payment of Vested Normal Retirement Benefit, Vested Early Termination Benefit or

Vested Disability Benefit. To the extent the Executive is entitled to the normal retirement benefit provided by Section 2.1, the Early Termination benefit provided by Section 2.2, or the Disability benefit provided by Section 2.3, the Executive may petition the Board of Directors to have the

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Accrual Balance amount corresponding to that particular benefit paid to the
Executive in a single lump sum after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and
(ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount. The Board of Directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

     2.6 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2, Section 2.2.2 or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive, his beneficiaries, or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive, his beneficiaries or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive, his estate or beneficiaries pursuant to Section 2.1.2, Section 2.2.2 or Section 2.3.2 after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and (ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

     2.7 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and the Schedule A attached hereto with the actual amount of a particular benefit amount due the Executive pursuant to Section 2.2, 2.3, or 2.4 hereof, then the actual amount of said benefit set forth in the Agreement shall control.

                                    Article 3
                                 Death Benefits

     3.1 Death During Active Service. Except as provided in Section 5.2, if the Executive dies in active service to the Bank before Normal Retirement Age, instead of any benefit payable under this Agreement the Bank shall pay to the Executive's beneficiary(ies) the benefit described in the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A.

     3.2 Death During Benefit Period. If the Executive dies after benefit payments under Article 2 of this Agreement have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived. In that case, no death benefit shall be payable under this Article 3.

     3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to the Executive's beneficiary(ies), but payments shall commence on the first day of the month after the date of the Executive's death. Payments shall be made in the same amounts they would have been paid to the Executive had the Executive survived.

     3.4 Petition for Benefit Payments. To the extent that the Executive dies before receiving any or all benefit payments to which he is entitled under
Section 2.1, Section 2.2, or Section 2.3, respectively, the Executive's beneficiary(ies) or estate may petition the Board of Directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive's beneficiary(ies) or estate in a single lump sum after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and (ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from the Executive's Termination of Employment to payment of the lump sum amount. The Board of Directors shall have sole and absolute discretion

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about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

     3.5 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive's Estate or Beneficiaries at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive's estate or beneficiaries is receiving the benefit provided by
Section 2.1.2, Section 2.2.2 or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive's beneficiaries or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive's beneficiaries or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive's estate or beneficiaries pursuant to Section 2.1.2, Section 2.2.2 or Section 2.3.2 after (i) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid and (ii) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

                                    Article 4
                                  Beneficiaries

     4.1 Beneficiary Designations. The Executive shall designate a beneficiary or beneficiaries by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will be effective only if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require such proof of incapacity, minority or guardianship as the Bank deems appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for such benefit.

                                    Article 5
                               General Limitations

     5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if Termination of Employment is due to the Executive's actions resulting in Termination for Cause. The Executive shall not be deemed to have been terminated for Cause under this Agreement unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of at least three-fourths (:) of the directors of the Bank then in office at a meeting of the Board of Directors called and held for such purpose, which resolution (a) contains findings that, in the good faith opinion of the Board, the Executive has committed an act constituting Termination for Cause and (b) specifies the particulars thereof in detail. Notice of that meeting and the proposed Termination for Cause shall be given to the Executive a reasonable amount of time before the Board's meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the Board at the meeting. Nothing in this Agreement limits the Executive's or his beneficiaries' right to contest the validity or propriety of the Board's determination of Termination for Cause, and they shall have the right under Article 6 of this Agreement to contest the validity or propriety of the Board's determination of Termination for Cause even if that right does not exist under any employment agreement of the Executive.

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     5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this
Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

     5.3 Removal. If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. '1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

     5.4 Insolvency. If the Commissioner of the Connecticut Department of Banking appoints the Federal Deposit Insurance Corporation as receiver for the Bank under General Statutes of Connecticut '36a-220, all obligations under this Agreement shall terminate as of the date of the Bank's declared insolvency.

                                    Article 6
                          Claims And Review Procedures

     6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

     6.1.1 Initiation B Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

     6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          6.1.3.1 The specific reasons for the denial,

          6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

          6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

          6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA (Employees Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.

     6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

     6.2.1 Initiation B Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

     6.2.2 Additional Submissions B Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The

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           Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          6.2.5.1 The specific reason for the denial,

          6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant
                  (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

          6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1 Amendments and Termination. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

     7.2 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

     7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     7.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

     7.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. The Bank's failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in-Control benefit provided in Section 2.4.

     7.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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     7.7 Applicable Law. Except to the extent preempted by the laws of the
United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to the principles of conflict of laws of such state.

     7.8 Unfunded Arrangement. The Executive and his beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

     7.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in its entirety the December 31, 1996 Supplemental Retirement Plan Agreement between the Executive and the Bank. The December 31, 1996 Supplemental Retirement Plan Agreement shall be void and of no further force or effect on the date that this Agreement becomes effective.

     7.10 Administration. The Bank shall have the powers that are necessary to administer this Agreement, including but not limited to the power to:

     (a)  interpret the provisions of the Agreement,

     (b)  establish and revise the method of accounting for the Agreement,

     (c)  maintain a record of benefit payments, and

     (d) establish rules and prescribe forms necessary or desirable to administer the Agreement.

     7.11 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     7.12 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, not held so invalid, and the remainder of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

     7.13 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

     7.14 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

          (a)      If to the Bank, to:
                   Board of Directors
                   NewMil Bank
                   19 Main Street
                   P.O. Box 600

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                   New Milford, Connecticut  06776-0600

          (b)      If to the Executive, to:
                   ---------------------------------

                   ---------------------------------

                   ----------------------------------

          and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     7.15 Payment of Legal Fees. The Bank is aware that upon the occurrence of a Change in Control, then current management of the Bank could cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or could institute or cause or attempt to cause the Bank to institute litigation seeking to have this Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement would be frustrated. It is the intention of the Bank that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder, and it is the intention of the Bank that the Executive not be forced to negotiate settlement of his rights under this Agreement under threat of incurring such expenses. Accordingly, if after a Change in Control occurs it should appear to the Executive that (a) the Bank has failed to comply with any of its obligations under this Agreement, or (b) the Bank or any other person has taken any action to declare this Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits intended to be provided to the Executive hereunder, the Bank irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Bank as provided in this Section 7.15, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder or other person affiliated with the Bank, in any jurisdiction. Notwithstanding any existing or previous attorney-client relationship between the Bank or NewMil Bancorp, Inc. and any counsel chosen by the Executive under this Section 7.15, the Bank irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and the Bank and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this section shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000. The Bank's obligation to pay the Executive's legal fees provided by this Section 7.15 operates separately from, and in addition to, any legal fee reimbursement obligation the Bank or the Bank's parent NewMil Bancorp, Inc. may have with the Executive by virtue of any separate employment, severance, or other agreement between the Executive and the Bank or NewMil Bancorp, Inc.

     7.16 Internal Revenue Code Section 280G Gross Up. (a) If as a result of a Change in Control the Executive becomes entitled to acceleration of benefits under this Salary Continuation Agreement or under any other plan or agreement of or with the Bank or NewMil Bancorp, Inc. (together, the "Total Benefits"), and if any of the Total Benefits will be subject to the Excise Tax as set forth in Sections 280G and 4999 of the Internal Revenue Code of 1986 (the "Excise Tax"), the Bank shall pay to the Executive the following additional amounts, consisting of (1) a payment equal to the Excise Tax payable by the Executive on the Total Benefits under Section 4999 of the Internal Revenue Code (the "Excise Tax Payment"), and (2) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. Together, the additional amounts described in clauses (1) and (2) are referred to in this Agreement as the "Gross-Up Payment Amount." Payment of the Gross-Up Payment Amount shall be made in addition to the amount set forth in Section 2.4 hereof.

     (b) For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and the amount of such Excise Tax,

          (1) any other payments or benefits received or to be received by the Executive (whether under the terms of this Agreement or any other agreement, or other plan or arrangement with the Bank or NewMil Bancorp, Inc., any person whose actions result in a Change in Control or any person affiliated with NewMil Bancorp, Inc. or such person) in connection with a Change in Control or the Executive's termination of employment shall be treated as "parachute payments" within the meaning of
     Section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments," within the meaning of Section 280G(b)(1), shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by NewMil Bancorp, Inc. as of the date immediately before the Change in Control (the "Accounting Firm"), such other payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4) of the Internal Revenue Code, or are otherwise not subject to the Excise Tax,

          (2) the amount of the Total Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (1) above), and

          (3) the value of any noncash benefits or any deferred payment or benefit shall be determined by NewMil Bancorp, Inc.'s Accounting Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Internal Revenue Code.

     (c) For purposes of determining the Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment Amount is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination of employment, net of the reduction in federal income taxes that could be obtained from deduction of state and local taxes (calculated by assuming that any reduction under Section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

     (d) If the Excise Tax is later determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall, when the amount of such reduction in Excise Tax is finally determined, repay to the Bank the portion of the Gross-Up Payment Amount attributable to the reduction (plus that portion of the Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment Amount being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction). If the Excise Tax is later determined to be more than the amount taken in account hereunder at the time of termination of the Executive's employment (including any payment the existence or amount of which cannot be determined at the time the Gross-Up Payment Amount is paid), the Bank shall make an additional Gross-Up Payment Amount to the Executive of the excess (plus any interest, penalties or additions payable by the Executive on the excess) when the amount of the excess is finally determined.

     7.17 Accounting Firm Gross-Up Determination. (a) Subject to the provisions of Section 7.16, all determinations required to be made under this Section 7.17, including whether and when a Gross-Up Payment Amount is required, the Gross-Up Payment Amount and the assumptions used to arrive at such determination shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Bank and the Executive within 15 business days after receipt of notice from the Bank or the Executive that there has been a Gross-Up Payment Amount, or such earlier time as is requested by the Bank (the "Determination").

     (b) If the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).

     (c) All fees and expenses of the Accounting Firm shall be borne solely by NewMil Bancorp, Inc. or the Bank and NewMil Bancorp, Inc. or the Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

     (d) If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion to such effect, and to the effect that failure to report Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

     (e) Determinations by the Accounting Firm shall be binding upon the Bank and the Executive.

     (f) As a result of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that a Gross-Up Payment Amount will not have been made by the Bank that should have been made (an "Underpayment"), or that a Gross-Up Payment Amount will have been made that should not have been made (an "Overpayment"). If the Executive is required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, and the Underpayment (together with interest at the rate provided in Section 1274(d)(2)(B) of the Internal Revenue Code) shall be promptly paid by the Bank to or for the benefit of the Executive. If the Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made, and the Overpayment (together with interest at the rate provided in Section 1274(d)(2)(B) of the Internal Revenue Code) shall be promptly paid by the Executive to or for the benefit of the Bank. If his expenses are reimbursed by the Bank, the Executive shall cooperate with any reasonable requests by the Bank in any contests or disputes with the Internal Revenue Service concerning the Excise Tax.

     7.18 Automatic Review Procedure. Upon the third year anniversary of the execution of this Agreement, and continuing on each subsequent third year anniversary, the Bank will automatically review this Agreement for reasonableness of benefits with the intent that the Executive's target benefit shall be 70 percent of compensation less Bank-provided benefits. For purposes of this Agreement, Bank-provided benefits shall include, but are not limited to, the Bank 401(k) match, and the Bank portion of Social Security benefits. The term "compensation" as used in this Section 7.18 means the base annual salary of the Executive projected at the Executive's Normal Retirement Age. Base annual salary refers to compensation of the type that would be required to be reported by Securities and Exchange Commission Rule 228.402(b) (17 C.F.R. '228.402(b)), specifically column (c) of that rule's Summary Compensation Table (or any successor provision), excluding director fees but including elective deferred compensation.

     IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement as of the day and year first written above.

THE EXECUTIVE:                THE BANK:
                              NEWMIL BANK

Francis J. Wiatr
                              By:
                                       ----------------------------
                                       Betty F. Pacocha
                                       Its:     Secretary


                              By:
                                       ---------------------------
                                       Mary C. Williams
                              Its:     Chairwoman, Salary and Benefits
                                       Committee of the Board of Directors

     NewMil Bancorp, Inc., by its undersigned officer hereunto duly authorized, hereby (1) agrees to and adopts such of the terms, conditions and obligations of this Salary Continuation Agreement between NewMil Bank and Francis J. Wiatr as apply by their terms to NewMil Bancorp, Inc., specifically the obligations stated in Section 7.16 and Section 7.17 concerning Gross-Up Payments, and (2) notwithstanding any existing or previous attorney-client relationship between NewMil Bancorp, Inc., and any counsel chosen by the Executive under Section 7.15, irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and NewMil Bancorp, Inc., agrees that a confidential relationship shall exist between the Executive and that counsel.

                              NewMil Bancorp, Inc.


                              By:
                                       -----------------------------------------
                                       Betty F. Pacocha
                                       Its:     Secretary


                              By:
                                       -----------------------------------------
                                       Mary C. Williams
                              Its:     Chairwoman, Salary and Benefits
                                       Committee of the Board of Directors

                             Beneficiary Designation

                                   NewMil Bank
                          Salary Continuation Agreement

                                Francis J. Wiatr

     I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary:

Contingent:

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

     I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature:
          -----------------------------
          Francis J. Wiatr

Date:
     -------------------

Accepted by the Bank this                       day of January, 2002.
                          ---------------------


By:
       ------------------------------

Title:
       -----------------------------

                                   Schedule A
                                   NewMil Bank
                          Salary Continuation Agreement

                                Francis J. Wiatr

                                                                                          Early
                                                                                         Termination   Disability
                                                                                           Annual        Annual
                                                                                           Benefit       Benefit      Change-in-
                                                              Early                      payable at    payable at     Control
                           Executive's    Accrual          Termination        Vested       Normal        Normal       Benefit
Plan    Plan year ending   Age at Plan    balance @           vesting         accrual    Retirement    Retirement    payable in a
year      December 31       Year End      7.5%/(1)/        schedule /(2)/     balance     Age /(3)/    Age /(3)/    lump sum /(4)/
----    ----------------   -----------   ----------        --------------   ----------   -----------   ----------   --------------
5            2001              51        $   79,735             100%        $   79,735   $ 23,887       $ 23,887      $1,202,109

6            2002              52        $  141,208             100%        $  141,208   $ 39,255       $ 39,255      $1,251,085

7            2003              53        $  207,453             100%        $  207,453   $ 53,516       $ 53,516      $1,302,056

8            2004              54        $  278,842             100%        $  278,842   $ 66,750       $ 66,750      $1,355,104

8            2005              55        $  355,772             100%        $  355,772   $ 79,030       $ 79,030      $1,410,313

10           2006              56        $  438,674             100%        $  438,674   $ 90,426       $ 90,426      $1,429,211

11           2007              57        $  528,013             100%        $  528,013   $101,001       $101,001      $1,429,211

12           2008              58        $  624,287             100%        $  624,287   $110,814       $110,814      $1,429,211

13           2009              59        $  728,035             100%        $  728,035   $119,920       $119,920      $1,429,211

14           2010              60        $  839,837             100%        $  839,837   $128,370       $128,370      $1,429,211

15           2011              61        $  960,319             100%        $  960,319   $136,211       $136,211      $1,429,211

16           2012              62        $1,090,154             100%        $1,090,154   $143,487       $143,487      $1,429,211

17           2013              63        $1,230,068             100%        $1,230,068   $150,240       $150,240      $1,429,211

18           2014              64        $1,380,845             100%        $1,380,845   $156,505       $156,505      $1,429,211

19           2015              65        $1,393,915/(5)/        100%        $1,393,915   $158,000       $158,000             /(5)/

20           2016              66        $1,337,560             N/A         $1,337,560        N/A            N/A

21           2017              67        $1,276,830             N/A         $1,276,830        N/A            N/A

22           2018              68        $1,211,385             N/A         $1,211,385        N/A            N/A

23           2019              69        $1,140,860             N/A         $1,140,860        N/A            N/A

24           2020              70        $1,064,860             N/A         $1,064,860        N/A            N/A

25           2021              71        $  982,959             N/A         $  982,959        N/A            N/A

26           2022              72        $  894,701             N/A         $  894,701        N/A            N/A

27           2023              73        $  799,590             N/A         $  799,590        N/A            N/A

28           2024              74        $  697,097             N/A         $  697,097        N/A            N/A

29           2025              75        $  586,646             N/A         $  586,646        N/A            N/A

30           2026              76        $  467,621             N/A         $  467,621        N/A            N/A

31           2027              77        $  339,355             N/A         $  339,355        N/A            N/A


32           2028              78        $  201,132             N/A         $  201,132        N/A            N/A

                                                                                          Early
                                                                                         Termination   Disability
                                                                                           Annual        Annual
                                                                                           Benefit       Benefit      Change-in-
                                                              Early                      payable at    payable at     Control
                           Executive's    Accrual          Termination        Vested       Normal        Normal       Benefit
Plan    Plan year ending   Age at Plan    balance @           vesting         accrual    Retirement    Retirement    payable in a
year      December 31       Year End      7.5%/(1)/        schedule /(2)/     balance     Age /(3)/    Age /(3)/      lump sum
----    ----------------   -----------   ----------        --------------   ----------   -----------   ----------   -------------
33           2029              79        $52,178                            $52,178

34           2030              80        $     0                            $     0

/(1)/ The Accrual balance reflects payment at the beginning of each month during retirement.
/(2/ Participant is 100 percent vested in the accrued liability balance.
/(3/ Benefit is based on present value of the annual payment stream beginning at age 65 of the current vested accrual balance using a standard discount rate (7.5%).
/(4)/ The "Change-in-Control Benefit" is determined pursuant to Section 2.4.1 of the Salary Continuation Agreement. The numbers shown in this column reflect the Change-in-Control Benefit due the Executive if the Change in Control occurred at the Plan Year end indicated. The numbers shown as of the Plan Year end indicated are derived pursuant to the calculation methodology specified in Section 2.4.1 of the Salary Continuation Agreement. For calculation of the Change-in-Control Benefit due the Executive at any time other than Plan Year end, this benefit would be determined pursuant to Section 2.4 and Section 2.4.1 as of the date of a Change in Control.
/(5)/ Projected retirement occurs April 30, 2015, with the first normal monthly retirement benefit commencing May 2015. The accrual balance at the end of April, 2015 will be $1,429,211.

N/A means not applicable.

                                                                  EXHIBIT 10.10B

                                   Addendum A
                                   NewMil Bank
                             Split Dollar Agreement

     This Split Dollar Agreement is entered into as of this 1st day of January, 2002, by and between NewMil Bank, a Connecticut-chartered, FDIC-insured savings bank with its main office in New Milford, Connecticut (the "Bank") and Francis
J. Wiatr, its President and Chief Executive Officer of NewMil Bancorp, Inc. and the Bank (the "Executive"). This Split Dollar Agreement shall append the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

     To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life to be effective until the Executive's Normal Retirement Age of
65. The Bank will pay life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

     Capitalized terms not otherwise defined in this Split Dollar Agreement are used herein as defined in the Salary Continuation Agreement of even date herewith. The following terms shall have the meanings specified:

     "Insurer" means Massachusetts Mutual Life Insurance Company.

     "Policy" means insurance policy no. 0046725 issued by the Insurer.

     "Insured" means the Executive.

                                    Article 2
                           Policy Ownership/Interests

     2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Executive's interest has been paid under Section 2.2 of this Split Dollar Agreement.

     2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary(ies) of death proceeds in the amount of $1,429,211. The Executive shall also have the right to elect and change settlement options specified in the Policy that may be permitted. However, the Executive, the Executive's transferee or the Executive's beneficiary(ies) shall have no rights or interests in the Policy for that portion of the death proceeds designated in this Section 2.2 if the Executive is not in the full-time employment of the Bank at the time of death, except for reason of a leave of absence approved by the Bank.

     2.3 Option to Purchase. The Bank shall not sell, surrender or transfer ownership of the Policy while this Split Dollar Agreement is in effect without first giving the Executive or the Executive's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. The right of first refusal to purchase the Policy must be exercised within 60 days from the date the Bank gives written notice of the Bank's intention to sell, surrender or transfer ownership of the Policy. This provision shall not impair the right of the Bank to terminate this Split Dollar Agreement.

     2.4 Comparable Coverage. Upon execution of this Agreement, the Bank shall maintain the Policy in full force and effect, and the Bank shall not amend, terminate or otherwise abrogate the Executive's interest in the Policy unless the Bank (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and (b) executes a new Split Dollar Agreement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    Article 3
                                    Premiums

     3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

     3.2 Imputed Income. The Bank shall impute income to the Executive in an amount equal to (a) the current term rate for the Executive's age, multiplied by
(b) the net death benefit payable to the Executive's beneficiary(ies). The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 4
                                   Assignment

     The Executive may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity or trust. If the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Split Dollar Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy or in this Split Dollar Agreement.

                                    Article 5
                                     Insurer

     The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.

                                    Article 6
                                Claims Procedure

     6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

     6.1.1 Initiation B Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

     6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          6.1.3.1 The specific reasons for the denial,

          6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

          6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

          6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA (Employees Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.

     6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

     6.2.1 Initiation B Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

     6.2.2 Additional Submissions B Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other relevant (as defined in applicable ERISA regulations) to the information claimant's claim for benefits.

     6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          6.2.5.1 The specific reason for the denial,

          6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

          6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

          6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 7
                           Amendments And Termination

     This Split Dollar Agreement may be amended or terminated only by a writing signed by the Bank and the Executive. However, unless otherwise agreed to by the Bank and the Executive, this Split Dollar Agreement will automatically terminate upon the Executive's 65th birthday.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Split Dollar Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

     8.2 No Guarantee of Employment. This Split Dollar Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Split Dollar Agreement in the same manner and to the same extent that the Bank would be required to perform this Split Dollar Agreement if no succession had occurred. The Bank's failure to obtain such an assumption agreement before succession becomes effective shall be considered a breach of the Split Dollar Agreement and shall entitle the Executive to the Change-in-Control Benefits payable under Section 2.4 of the Salary Continuation Agreement between the Bank and the Executive of even date herewith.

     8.4 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Connecticut, except to the extent preempted by the laws of the United States of America.

     8.5 Entire Agreement. This Split Dollar Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Split Dollar Agreement other than those specifically set forth herein.

     8.6 Administration. The Bank shall have powers which are necessary to administer this Split Dollar Agreement, including but not limited to the power to:

          (a) interpret the provisions of the Split Dollar Agreement,

          (b) establish and revise the method of accounting for the Split Dollar Agreement,

          (c) maintain a record of benefit payments, and

          (d) establish rules and prescribe forms necessary or desirable to administer the Split Dollar Agreement.

     8.7 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Split Dollar Agreement. The Bank may delegate to others certain aspects of management and operational responsibilities, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     8.8 Severability. If for any reason any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Split Dollar Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, not held so invalid, and the remainder of such provision, together with all other provisions of this Split Dollar Agreement shall, to the full extent consistent with the law, continue in full force and effect.

     8.9 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement.

     8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

          (a)  If to the Bank, to:
               Board of Directors
               NewMil Bank
               19 Main Street
               P.O. Box 600
               New Milford, Connecticut 06776-0600

          (b)  If to the Executive, to:
               Francis J. Wiatr

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     In Witness Whereof, the Bank and the Executive have signed this Split Dollar Agreement as of the date and year first written above.

The Executive:                                 The Bank:
                                               NewMil Bank


Francis J. Wiatr                                        By:
                                                            --------------------

                                                        Its:
                                                             -------------------

                         Split Dollar Policy Endorsement
                                   NewMil Bank
                             Split Dollar Agreement

Policy No.  0046725                            Insured: Francis J. Wiatr
            -------                                     ----------------

     Supplementing and amending the application for insurance to Massachusetts Mutual Life Insurance Company ("Insurer") on December 27, 2001 (the application date), the applicant requests and directs that:

                                  Beneficiaries

     1. NewMil Bank, located in New Milford, Connecticut (the "Bank"), shall be the beneficiary of any death proceeds remaining after the Insured's interest has been paid under paragraph (2) below.

     2. The Insured or the Insured's transferee shall designate the beneficiary(ies) of death proceeds in the amount of $1,429,211, subject to the provisions of paragraph (5) below.

                                    Ownership

     3. The Owner of the Policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

     4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

     5. Notwithstanding the provisions of paragraph (4) above, the Insured, the Insured's transferee or the Insured's beneficiary(ies) shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured is not in the full-time employment of the Bank at the time of death, except for reason of a leave of absence approved by the Bank.

               Modification of Assignment Provisions of the Policy

     6. Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                Owner's Authority

     7. The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge the Bank accordingly.

     8. Any transferee's rights shall be subject to this Endorsement.

     9. The Owner accepts and agrees to this split dollar endorsement.

     10. The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

     Signed at New Milford, Connecticut,      this day of January, 2002.
                                         ----

NewMil Bank


By:
     --------------------------------------------

Its:
     --------------------------------------------

     The Insured accepts and agrees to the foregoing and, subject to the rights
of the Owner as stated above, designates                        , (relationship:
                                         -----------------------
                       ) as primary  beneficiary(s) and                        ,
----------------------                                  -----------------------
(relationship:                         ) as secondary beneficiary of the portion
              ------------------------
of the proceeds described in (2) above.

Signed at New Milford, Connecticut, this      day of January, 2002.
                                         ----

The Insured

Francis J. Wiatr